     As filed with the Securities and Exchange Commission on August 4, 1999

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                Amendment No. 1

                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933

                               ----------------

                         CTC COMMUNICATIONS GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     4812                     04-3469590
     (State or other      (Primary standard industrial      (I.R.S. Employer
       jurisdiction       classification code number)        Identification
   of incorporation or                                          Number)
      organization)

                         CTC Communications Group, Inc.
                               220 Bear Hill Road
                          Waltham, Massachusetts 02451
                                 (781) 466-8080

    (Address, including zip code and telephone number including area code of registrant's principal executive offices)

                             Robert J. Fabbricatore
                            Chief Executive Officer
                         CTC Communications Group, Inc.
                               220 Bear Hill Road
                          Waltham, Massachusetts 02451
                                 (781) 466-8080

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                  Please send copies of all communications to:

         Leonard R. Glass, Esq.
 Law Offices of Leonard R. Glass, P.A.            Mary E. Weber, Esq.
    45 Central Avenue, P.O. Box 579                   Ropes & Gray
         Tenafly, NJ 07670-0579                 One International Place
              201-894-9300                  Boston, Massachusetts 02110-2624
                                                     (617) 951-7000

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of the Registration Statement.

   If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Article Seventh of the Certificate of Incorporation of CTC Communications Group, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Registrant the power to indemnify. Article Seventh of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

Item 21. Exhibits.

   The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 22. Undertakings.

   The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To respond to requests for information that is incorporated by reference in the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

     5. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective;

     6. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

     7. That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, CTC Communications Group, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 4th day of August, 1999.

                                          CTC Communications Group, Inc.
                                                   (Registrant)

                                                  /s/ John D. Pittenger,
                                          By: _________________________________
                                                    (John D. Pittenger,
                                                Executive Vice President--
                                                Finance and Administration)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

   /s/ Robert J. Fabbricatore*         Chairman of the Board and    August 4, 1999
______________________________________  Chief Executive Officer,
        Robert J. Fabbricatore          Director

      /s/ John D. Pittenger            Chief Financial Officer      August 4, 1999
______________________________________
          John D. Pittenger

    /s/ Katherine D. Courage*          Director                     August 4, 1999
______________________________________
         Katherine D. Courage

        /s/ Henry Hermann*             Director                     August 4, 1999
______________________________________
            Henry Hermann

       /s/ Kevin J. Maroni*            Director                     August 4, 1999
______________________________________
           Kevin J. Maroni

      /s/ J. Richard Murphy*           Director                     August 4, 1999
______________________________________
          J. Richard Murphy

     /s/ Robert A. Nicholson*          Director                     August 4, 1999
______________________________________
         Robert A. Nicholson

        /s/ Carl Redfield*             Director                     August 4, 1999
______________________________________
            Carl Redfield

    /s/ Richard J. Santagati*          Director                     August 4, 1999
______________________________________
         Richard J. Santagati

      /s/ Ralph C. Sillari*            Director                     August 4, 1999
______________________________________
           Ralph C. Sillari

       /s/ Ralph S. Troupe*            Director                     August 4, 1999
______________________________________
           Ralph S. Troupe

    *By /s/ John D. Pittenger
______________________________________
          John D. Pittenger
           Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
  2.1        Amended and Restated Agreement and Plan of Reorganization dated as of March 1, 1999 among the Registrant, CTC Communications
             Corp. and CTC-Newco, Inc. (9).
  3.1        Certificate of Incorporation (filed herewith as Appendix D).
  3.2        By-Laws (filed herewith as Appendix E)
  4.1        Form of Common Stock Certificate (10)
  5.1        Opinion of Law Offices of Leonard R. Glass, P.A. (10)
  9.1        Voting Agreement dated April 10, 1998 among Robert Fabbricatore and certain of his affiliates and Spectrum (5)
 10.1        1996 Stock Option Plan, as amended (1)
 10.2        1993 Stock Option Plan (3)
 10.3        Employee Stock Purchase Plan (2)
 10.4        Lease for premises at 360 Second Ave., Waltham, MA (3)
 10.5        Sublease for premises at 360 Second Ave., Waltham, MA (3)
 10.6        Lease for premises at 110 Hartwell Ave., Lexington, MA (3)
 10.7        Lease for premises at 120 Broadway, New York, NY (3)
 10.8        Agreement dated February 1, 1996 between NYNEX and CTC
             Communications Corp. (3)
 10.9        Agreement dated May 1, 1997 between Pacific Bell and CTC
             Communications Corp. (3)
 10.10       Agreement dated January 1, 1996 between SNET America, Inc. and
             CTC Communications Corp. (3)
 10.11       Agreement dated June 23, 1995 between IXC Long Distance Inc. and
             CTC Communications Corp., as amended (3)
 10.12       Agreement dated August 19, 1996 between Innovative Telecom Corp.
             and CTC Communications Corp. (3)
 10.13       Agreement dated October 20, 1994 between Frontier Communications
             International, Inc. and CTC Communications Corp., as amended (3)
 10.14       Agreement dated January 21, 1997 between Intermedia
             Communications Inc. and CTC Communications Corp. (3)
 10.15       Employment Agreement between CTC Communications Corp. and Steven
             Jones dated February 27, 1998 (5)
 10.16       Securities Purchase Agreement dated April 10, 1998 among CTC
             Communications Corp. and the Purchasers named therein (4)
 10.17       Registration Rights Agreement dated April 10, 1998 among CTC
             Communications Corp. and the Holders named therein (4)
 10.18       Form of Warrant dated April 10, 1998 (4)
 10.19       Loan and Security Agreement dated as of September 1, 1998 by and between CTC Communications Corp., Goldman Sachs Credit Partners
             L.P. and Fleet National Bank (6)
 10.20       Agreement with Cisco Systems Capital Corp. dated as of October
             14, 1998 (7)
 10.21       Warrant dated July 15, 1998 issued to Spectrum (8)
 10.22       Lease for premises at 220 Bear Hill Rd., Waltham, MA (8)

 Exhibit No. Description
 ----------- -----------
 10.23       Warrant dated September 1, 1998 issued to Goldman Sachs & Co. (8)
 10.24       Warrant dated September 1, 1998 issued to Fleet National Bank (8)
 10.25       1998 Incentive Plan (1)
 10.26       Loan Agreement dated as of March 15, 1999 by and between CTC
             Communications Corp, TD Dominion (Texas), Inc. and TD Securities
             (USA), Inc. (9)
 10.27       Warrant dated March 24, 1999 issued to Toronto Dominion (Texas),
             Inc. (9)
 10.28       Amendment to Resale Agreements dated July 1, 1999 between Bell
             Atlantic and the CTC Communications Corp. (9)
 21.1        CTC Communications Corp., a Massachusetts corporation.
 23.1        Consent of Ernst & Young LLP (10)
 23.2        Consent of Law Offices of Leonard R. Glass, P.A. (included in
             Exhibit 5.1)
 24.1        Power of Attorney (11)

--------
 (1) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Registration Statement on Form S-8 (File No. 333-68767).
 (2) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Registration Statement on Form S-8 (File No. 33-44337).
 (3) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Annual Report on Form 10-K for the Fiscal Year Ended March 31, 1997.
 (4) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Current Report on Form 8-K dated May 15, 1998.
 (5) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Annual Report on Form 10-K for the Fiscal Year Ended March 31, 1998.
 (6) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Current Report on Form 8-K dated October 2, 1998.
 (7) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Current Report on Form 8-K dated November 6, 1998.
 (8) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.
 (9) Incorporated by reference to an Exhibit filed as part of CTC Communications Corp. Registration Statement on Form S-1 (File No. 333-77709).
(10) Filed herewith.
(11) Filed previously.